UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2007

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.          Material Impairments.

On February 26, 2007, the Audit Committee of Hovnanian Enterprises, Inc. (the “Company”) concluded that material charges for impairment to certain assets are required because of the continued decline in sales pace and general market conditions, as well as increasing cancellation rates, in the Fort Myers-Cape Coral, Florida market during the first quarter ended January 31, 2007. The Company estimates that it will record a pretax impairment charge of approximately $50 million, comprising the entire remaining balance of intangibles associated with the acquisition of the Company’s Fort Myers-Cape Coral operations in August of 2005, as well as additional pretax inventory impairment charges in the range of $40 million related to inventories in this market, a portion of which may have to be paid in cash. Other than the charges related to the Company’s Fort Myers-Cape Coral operations, the Company estimates that it will incur approximately $8 million of charges related to land impairment and write-offs of predevelopment costs and land deposits during the first quarter. A copy of the press release is attached as Exhibit 99.1.

Item 2.02.	Results of Operations and Financial Condition.

On February 27, 2007, the Company issued a press release announcing its preliminary operating results for the first quarter ended January 31, 2007. A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release Dated February 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: February 27, 2007

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release Dated February 27, 2007.

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